UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 20, 2009 (February 18, 2009)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 18, 2009, Rite Aid Corporation (the "Company") completed its previously announced $225 million second priority accounts receivable securitization term loan (the "Second Lien Facility"), which was $25 million more than previously announced. Net proceeds from the Second Lien Facility were used to repay approximately $210 million outstanding under the Company's existing accounts receivable securitization facility (the "Existing Facility") and replace the borrowing availability that was decreased under the recent extension of the Existing Facility.  Based on the current concentration limits and provisions in the Second Lien Facility, the Company continues to have access to up to $345 million under the Existing Facility, which the Company anticipates will meet its maximum need from that source of liquidity.

Amounts outstanding under the Second Lien Facility are secured by second priority liens on the eligible third party pharmaceutical receivables securing the Existing Facility.  The terms of the credit agreement governing the Second Lien Facility (the "Second Lien Credit Agreement"), by and among Rite Aid Funding II, as the Borrower, the lenders party thereto, Citicorp North America, Inc. as the administrative agent, Rite Aid Hdqtrs. Funding, Inc. as collection agent, each of the parties named on Schedule III thereto as originators and Citigroup Global Markets Inc. as the sole lead arranger and sole bookrunning manager, including the covenants and default and acceleration provisions, are substantially similar to those governing the Existing Facility, other than the second priority lien on the pharmaceutical receivables and certain borrowing base requirements. The Second Lien Credit Agreement also allowed only a one-time draw at the time of closing and not drawings on a revolving basis, as is the case under the Existing Facility.  Under the Second Lien Facility, the Company will continue to sell certain of its eligible third party pharmaceutical receivables to a special purpose entity ("SPE") and retains servicing responsibility. The assets of the SPE are not available to satisfy the creditors of any other person, including any of the Company’s affiliates.

The Second Lien Facility was sold at a discount of 3% and bears interest at a rate of either, at the Company's option, (a) a base rate equal to the higher of (i) Citibank's base rate, (ii) the federal funds rate plus 0.50% per annum or (iii) an adjusted LIBO rate plus 1.0% per annum, in each case plus 11% or (b) LIBOR plus 12% with a LIBOR floor of 3%.  The Second Lien Facility will mature on September 14, 2010.  Should the Existing Facility not be renewed following its maturity on January 21, 2010, the Company has access to a backstop facility, which is backed by the banks under the Existing Facility, and which continues until September 14, 2010, to provide receivables financing to the Company.

In connection with entering into the Second Lien Facility, on February 18, 2009 the Company also entered into an additional amendment of the Existing Facility (the "Amendment"), by and among Rite Aid Funding II, CAFCO, LLC, CRC FUNDING, LLC, Falcon Asset Securitization Company LLC, Variable Funding Capital Company LLC, as the investors, Citibank, N.A. ("Citibank"), JPMorgan Chase Bank, N.A. ("JPMorgan") and Wachovia Bank, National Association ("Wachovia"), as the banks, Citicorp North America, Inc. ("CNAI"), as program agent, CNAI, JPMorgan and Wachovia, as investor agents, Rite Aid Hdqtrs. Funding, Inc., as collection agent, and certain other parties thereto as originators, which provides availability under the Existing Facility of up to $345 million and includes other conforming changes to provide for the addition of the Second Lien Facility.

As previously disclosed, the Company has four primary sources of liquidity: (i) cash and cash equivalents, (ii) cash provided by operating activities, (iii) the sale of accounts receivable under its receivable securitization agreements and (iv) the revolving credit facility under its senior secured credit facility. Based upon its current levels of operations, planned improvements in its operating performance, the approval by its stockholders of the proposed reverse stock split and the opportunities that it believes the acquisition of Brooks Eckerd provides, the Company believes that cash flow from operations together with available borrowings under the senior secured credit facility, sales of accounts receivable under the Existing Facility and the new  Second Lien Facility and other sources of liquidity will be adequate to meet its requirements for working capital, debt service and capital expenditures for the foreseeable future.

The foregoing descriptions of the Second Lien Facility and Amendment do not purport to be complete and are qualified in their entirety by reference to the Second Lien Credit Agreement and the Intercreditor Agreement and the Amendment, respectively, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively.

This report contains forward-looking statements, including guidance, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include the Company's high level of indebtedness; the Company's ability to make interest and principal payments on its debt and satisfy the other covenants contained in the Company's senior secured credit facility and other debt agreements; the Company's ability to improve the operating performance of its stores in accordance with its long term strategy; the Company's ability to realize the benefits of the Brooks Eckerd acquisition, including positive same store sales growth for Brooks Eckerd and cost savings; the Company's ability to hire and retain pharmacists and other store personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from its competitors; the Company's ability to manage expenses, including integration expenses; the Company's ability to realize the benefits from actions to further reduce costs and investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations; the outcome of lawsuits and governmental investigations; general economic conditions and inflation and interest rate movements and access to capital, including the Company's continuing ability to complete sale and leaseback transactions. Consequently, all of the forward-looking statements made in this report are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate" and "possible".

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

See description under Item 1.01.

Item 8.01.  Other Events

On February 19, 2009, the Company issued a press release announcing the Second Lien Facility.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits.

10.1
Credit Agreement, dated as of February 18, 2009, among Rite Aid Funding II as the Borrower and the Lenders party thereto and Citicorp North America, Inc. as the Administrative Agent and Rite Aid Hdqtrs. Funding, Inc. as Collection Agent and each of the parties named on Schedule III thereto as Originators and Citigroup Global Markets Inc. as the Sole Lead Arranger and Sole Bookrunning Manager

10.2	Intercreditor Agreement, dated as of February 18, 2009, by and among Citicorp North America, Inc. and Citicorp North America, Inc., and acknowledged and agreed to by Rite Aid Funding II
10.3	Amendment No. 11 to Receivables Financing Agreement, dated February 18, 2009
99.1	Press Release, dated February 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 20, 2009	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No. Description

10.1
Credit Agreement, dated as of February 18, 2009, among Rite Aid Funding II as the Borrower and the Lenders party thereto and Citicorp North America, Inc. as the Administrative Agent and Rite Aid Hdqtrs. Funding, Inc. as Collection Agent and each of the parties named on Schedule III thereto as Originators and Citigroup Global Markets Inc. as the Sole Lead Arranger and Sole Bookrunning Manager

10.2	Intercreditor Agreement, dated as of February 18, 2009, by and among Citicorp North America, Inc. and Citicorp North America, Inc., and acknowledged and agreed to by Rite Aid Funding II
10.3	Amendment No. 11 to Receivables Financing Agreement, dated February 18, 2009
99.1	Press Release, dated February 19, 2009

In reviewing the agreements included as exhibits to this Current Report on Form 8-K please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Rite Aid Corporation, its subsidiaries or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Rite Aid Corporation  may be found elsewhere in this report and the Company's other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.